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                                                                   EXHIBIT 10.30


                           PREFERRED VENDOR AGREEMENT


     THIS PREFERRED VENDOR AGREEMENT made as of this 14th day of May, 1993, by and between Norrell Services, Inc., a Georgia corporation ("Norrell"), and United Parcel Service General Services Company, a Delaware corporation ("UPS").


                              W I T N E S S E T H:


     WHEREAS, UPS has a continuing need for supplemental personnel; and

     WHEREAS, Norrell is a leading provider of such personnel to businesses in the United States and Canada;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

     1. Services Provided. Norrell will provide to UPS the services described in Exhibit A attached hereto and made a part hereof (the "Services") as UPS shall require, pursuant to the terms and conditions of this Agreement. The parties may, from time to time, amend Exhibit A in a writing signed by a duly authorized representative of each party.

     2. Term. This Agreement shall continue for a term of two (2) years after the date first entered above, unless sooner terminated as set forth herein, and will be automatically renewed for like additional terms unless either party serves written notice of its intent to terminate the Agreement within thirty
(30) days prior to the expiration of any such term. Either party hereto may terminate this Agreement with or without cause upon sixty (60) days written notice to tile other party hereto. If UPS delivers notice to Norrell of its intent to terminate, UPS shall include therein the reasons for such termination and Norrell shall have thirty (30) days to rectify or modify its performance, after which 30-day period UPS shall revoke or affirm its termination. The provisions of this Agreement where the context or sense of this Agreement so indicates shall survive any termination or cancellation of the Agreement.

     3. Rates for Services. For the first year of the term of this Agreement, the rates for the performance of the Services pursuant to this Agreement shall not exceed those set forth on pages A5 through A10 of Exhibit A attached hereto and made a part hereof. Thereafter the rates shall be as otherwise set forth in Exhibit A. Any agreements negotiated locally by Norrell/UPS management will be honored subject to the approval of Norrell's Vice President of National Accounts.



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     4. Invoices. Norrell shall submit to each UPS District office a weekly invoice for the services of its personnel which shall indicate the number of hours, rate per hour, name of employee and department worked during the previous Monday through Sunday billing period. Invoices submitted hereunder shall be due and payable upon receipt.

     5. Reports. Norrell is prepared to provide UPS monthly and quarterly reports (for its field locations as well as corporate headquarters), which contain the number of hours worked by Norrell employees as well as the aggregate billing to UPS by Norrell with respect to each of the job classifications set forth on Exhibit A. Preparation and delivery of these reports as well as additional billing information will be mutually agreed upon by UPS and Norrell field locations

     6. Buyer Satisfaction. Norrell agrees that the Services will be performed to the satisfaction of UPS and agrees to allow UPS a reasonable period of time to determine if the Services provided by Norrell were performed in a satisfactory manner. If UPS determines within a reasonable period of time that the Services provided by a Norrell employee are not satisfactory, and Norrell is so notified, UPS will not be charged for such Services performed and Norrell will provide corrective Services and, if necessary or requested, replacement personnel upon notification from UPS or within a mutually agreed upon period of time.

     7. Laws and Regulations. Norrell agrees that it will comply with all laws and regulations applicable to Norrell's employees, including the Fair Labor Standards Act, Title Vll of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Immigration Reform and Control Act of 1986, and the Americans with Disabilities Act of 1990.

     8. Hiring of Norrell Employees by UPS. UPS agrees that utilization of any Norrell employee by UPS within six months of the last use of such Norrell employee through Norrell shall only be through Norrell. If UPS desires to hire any Norrell employee on a permanent basis, UPS will notify Norrell, in writing. The employee whom UPS desires to hire shall remain on Norrell's payroll for four (4) weeks. UPS shall then be free to hire that individual without further obligation to Norrell.

     9. Independent Contractor. Norrell shall act at all times as an independent contractor, and nothing contained herein shall be construed to create the relationship of principal and agent, or employer and employee, between Norrell and UPS. The Norrell employees assigned to perform the Services for UPS are solely the employees of Norrell, and any subcontractor's employees assigned to perform the Services for UPS are solely the employees of that subcontractor.


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     10. Norrell Employees. Norrell shall recruit, interview, test, select, hire, and train the persons who shall provide the Services hereunder. UPS agrees that the costs of any pre-assignment screening required by UPS which is not routinely performed by Norrell as a part of its regular hiring procedures shall be paid or reimbursed by UPS. Examples of non-routine screening are drug testing, credit checks, and criminal backgrounds. Norrell shall have sole responsibility to counsel, discipline, review, evaluate, set the pay rates of, and terminate its employees assigned to UPS. Norrell assumes full responsibility for all contributions, taxes and assessments with respect to its employees under all applicable federal, state and local laws (including withholding from wages of employees where required). Norrell further agrees that it will comply with all other applicable federal, state or local laws or regulations applicable to Norrell as an employer regarding compensation, hours of work or other conditions of employment.

     11. Indemnification. Norrell shall indemnify and hold harmless UPS, its agents and employees from and against any and all claims, losses, actions, damages, expenses, and all other liabilities, including but not limited to attorneys' fees, arising out of or resulting from Norrell's negligent performance of or failure to perform the work hereunder to the extent any such claim, loss, action, damage, expense or other liability is attributable to bodily injury to or death of any person or to damage to or destruction of any property, whether belonging to UPS or to another, provided, however, that Norrell shall not indemnify or hold harmless UPS to the extent any such claims, losses, actions, damages, expenses or other liabilities are caused by the negligent acts or omissions of UPS, its agents, employees or contractors. UPS shall give reasonable notice to Norrell of any such claim, loss, action, damage, expense or other liability.

     12. Insurance. Norrell shall maintain at its expense: (a) Workers' Compensation and Employer's Liability Insurance, (b) Commercial General Liability Insurance, and (c) a Fidelity Bond. If said insurance policy is to be canceled or changed by insured or insurer so as to affect the coverage required by this contract, at least ten (10) days prior written notice of such cancellation or change shall be sent to UPS at the address to which invoices are to be sent by Norrell.

     13. Notices. All notices which it may be necessary or proper for either UPS or Norrell to give or deliver to the other shall be sent and shall be deemed given when sent by registered or certified mail, postage prepaid and return receipt requested, and if given by UPS to Norrell shall be addressed to:

     Norrell Services, Inc.
     3535 Piedmont Road, N.E.
     Atlanta, GA 30305
     Attn:  Jeff Harlow - National Accounts


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and if given by Norrell to UPS, shall be addressed to:

     United Parcel Service, Inc.
     400 Perimeter Center - Terraces North
     Atlanta, GA 30346
     Attn: Joseph Schneider- Vice President


     14. Assignment. The rights and obligations of the parties hereunder shall not be assigned without the prior written consent of the other party, except that Norrell may assign its rights and obligations hereunder to any affiliate of Norrell without the prior written consent of the UPS. Otherwise, this contract shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

     15. Amendments. This Agreement, and the provisions hereof, may be altered, amended, modified or superseded only in a writing executed by both of the parties hereto.

     16. Enforcement, Waiver. No waiver of or failure to exercise any option, right or privilege under the terms of this Agreement by either of the parties hereto on any occasion or occasions shall be construed to be a waiver of the same or of any other option, right or privilege on any other occasion.

     17. Entire Agreement. This Agreement, together with the Exhibits referenced herein, shall constitute the entire Agreement between the parties with respect to the subject matter and supersedes all previous Agreements between UPS and Norrell relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


     NORRELL SERVICES, INC.               UNITED PARCEL SERVICE, INC.

     By:                                  By:
        ----------------------------         ---------------------------
          Jeff Harlow                          Joseph Schneider
          Vice President,                      Vice President
          International Accounts



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